Geospatial Corporation S-1

Exhibit 10.6

EXECUTION COPY

AGREEMENT NOT-TO-COMPETE

This Agreement Not-To-Compete (the “Agreement”) is made and entered into as of December 1, 2007, by and between Geospatial Mapping Systems, Inc., a Delaware corporation (the “Company”) and Mark A. Smith (the “Employee”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Employment Agreement dated as of even date herewith between the Company and the Employee (the “Employment Agreement”).

WHEREAS, the Employee is employed by the Company;

WHEREAS, in the course of the Employee’s employment, the Employee will obtain extensive knowledge of and experience in the business conducted by the Company;

WHEREAS, the Employee will enjoy extensive high level contacts with customers and prospective customers of the Company and will have access to confidential and proprietary information of the Company;

WHEREAS, the Company has entered into the Employment Agreement with the Employee in consideration for the Employee entering into this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

1. Confidential Information.

(a) The Employee acknowledges that (i) during employment by, and as a result of the Employee’s relationship with, the Company, the Employee will obtain knowledge of and gain access to information regarding the business, operations, products, proposed products, production methods, processes, customer lists, advertising, marketing and promotional plans and materials, price lists, pricing policies, financial information and other trade secrets of the Company, other confidential information of, and material proprietary to, the Company or designated as being confidential by the Company which is not generally known to persons outside of the Company, including information and material originated, discovered or developed in whole or in part by the Employee (collectively referred to herein as “Confidential Information”), (ii) the direct and indirect disclosure of any such Confidential Information to existing or potential competitors of the Company would place the Company at a competitive disadvantage and would do damage, monetary or otherwise, to the business of the Company; and (iii) the engaging by the Employee in any of the activities prohibited by this Section 1 may constitute improper appropriation and/or use of such information and trade secrets. The Employee expressly acknowledges the trade secret status of the Confidential Information and that the Confidential Information constitutes a protectable business interest of one or more members of the Company. Accordingly, the Employee agrees that during the Period of Employment with the Company (or any member thereof) and, to the fullest extent permitted by law, thereafter, the Employee will, in a fiduciary capacity for the benefit of the Company, hold all Confidential Information strictly in confidence and will not directly or indirectly reveal, report, disclose, publish or transfer any of such Confidential Information to any person, firm or other entity, or utilize any of the Confidential Information for any purpose, except in furtherance of the Employee’s employment with the Company or with any member of the Company or as may be required by law.

(b) Proprietary Interest. All inventions, designs, improvements, patents, copyrights and discoveries conceived by the Employee during the Period of Employment that are useful in or directly or indirectly related to the business of any member of the Company, or to any experimental work carried on by any member of the Company, shall be the property of the Company. The Employee will promptly and fully disclose to the Company all such inventions, designs, improvements, patents, copyrights and discoveries (whether developed individually or with other persons) and shall take all steps necessary and reasonably required to assure the Company’s ownership thereof and to assist the Company in protecting or defending proprietary rights therein of the Company and/or the appropriate member of the Company.

(c) Return of Materials. The Employee expressly acknowledges that all lists, books, records and other Confidential Information of the Company obtained in connection with the business of any member of the Company is the exclusive property of the Company and the appropriate member of the Company and that upon the termination of the Period of Employment, or earlier if so requested by the Company, the Employee will immediately surrender and return to the Company all such items and all other property belonging to any member of the Company then in the possession of the Employee, and the Employee shall not make or retain any copies thereof.

2. Noncompetition and Nonsolicitation.

(a) The Employee agrees that during the Period of Employment and for a period of twelve full months following the Date of Termination (the “Non-Compete Period”), the Employee will not, directly or indirectly, individually or otherwise, engage in a business competing with any of the businesses conducted by any member of the Company any where in the United States, nor without the prior written consent of the Board directly or indirectly have any interest in, own, manage, operate, control, be connected with as a stockholder, joint venturer, lender, officer, employee, partner or consultant, or otherwise engage, invest or participate in any business that is competitive with any of the businesses conducted by any member of the Company; provided, however, that nothing contained in this Section 2(a) shall prevent the Employee from being the registered or beneficial owner of up to 2% of any class of the capital stock of a corporation registered under the Securities Exchange Act of 1934, as amended. The Employee further agrees that during the Non-Compete Period the Employee will not, in any manner, directly or indirectly, for the Employee’s benefit or for the benefit of any other person, firm or entity, (1) induce or attempt to induce any employee of any member of the Company to terminate or abandon his or her employment with any such member for any purpose whatsoever, (2) solicit from any customer doing business with any member of the Company during the Non-Compete Period, business of the same or similar nature to the business of any member of the Company with such customer, or (3) otherwise interfere with the business or accounts of any member of the Company.

(b) As consideration for the Employee’s agreement to the provisions of Sections 1 and 2(a), the Company has entered into the Employment Agreement with Employee.

3. Injunctive Relief. The Employee acknowledges that a breach of the covenants contained in Section 1 or Section 2 hereof shall cause irreparable damage to the Company, the exact amount of which shall be difficult to ascertain, and that the remedies at law for any such breach shall be inadequate. Accordingly, the Employee agrees that, notwithstanding any provision of the Employment Agreement to the contrary, if the Employee breaches any of the covenants contained in Section 1 or Section 2 hereof, then the Company shall be entitled to injunctive relief in addition to any other remedy or remedies available to the Company at law or in equity.

4. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made the second business day after the date of mailing, if delivered by registered or certified mail, postage prepaid; upon delivery, if sent by hand delivery; upon delivery, if sent by prepaid courier, with a record of receipt; or the next day after the date of dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested), to the parties at the following addresses:

if to the Executive, to:

Mark A. Smith 1001 Carlisle Street Natrona Heights, PA 15065 Telephone: 724-226-2067

if to Company, to:

Geospatial Mapping Systems, Inc. 229 Howes Run Road Sarver, PA 16055 Attention: General Counsel Facsimile: 724-353-3049 Telephone: 724-353-3400

Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice thereof to the other parties hereto in conformity with the foregoing.

5. Entire Agreement. This Agreement, together with the Employment Agreement, constitutes the entire agreement between the parties and supersedes all prior written and oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be changed orally, but only by an agreement in writing signed by both parties.

6. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

7. Governing Law and Construction. This Agreement shall be governed under and construed in accordance with the laws of the state of Pennsylvania, without regard to the principles of conflicts of laws. The paragraph headings and captions contained herein are for reference purposes and convenience only and shall not in any way affect the meaning or interpretation of this Agreement. It is intended by the parties that this Agreement be interpreted in accordance with its fair and simple meaning, not for or against either party, and neither party shall be deemed to be the drafter of this Agreement.

8. Severability. If any portion or provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining portions or provisions hereof shall not be affected. The covenants in this Agreement are severable and separate, and the unenforceability of any specific covenant shall not affect the enforceability of any other covenant. Moreover, in the event that any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent that the court deems reasonable, and this Agreement shall thereby be reformed.

9. Binding Effect. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the permitted successors, assigns, heirs, administrators, executors and personal representatives of the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and in the year first written above.

COMPANY:

GEOSPATIAL MAPPING SYSTEMS, INC.

By:	MARK A. SMITH
Its:	PRESIDENT

MARK A. SMITH